Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements Nos. 333-266448, 333-266449, 333‑271166 and 333-287393 on Form S-3 and the registration statements Nos. 333-199513, 333-275662, 333-280657 and 333-288279 on Form S-8 of our report dated March 26, 2026, with respect to the consolidated financial statements of DBV Technologies S.A. and subsidiaries.

KPMG S.A.
/s/ Renaud Maxime Cambet
Partner

Paris La Défense, France
March 26, 2026